Exhibit 24

POWER OF ATTORNEY

KNOW ALL PEOPLE BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints each of Christopher James, Thomas M. Morrison, Christopher Striano and Katherine O’Neil with full power to act without the other, as his or her agent and attorney-in-fact with full powers of substitution and revocation, for the purpose of executing in his or her name, in his or her capacity as an officer and/or director of Blackstone Private Equity Strategies Fund (TE) L.P., such forms that the undersigned may be required to file with the U.S. Securities and Exchange Commission (i) pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto), and (ii) in connection with any applications for EDGAR access codes or any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission, including without limitation the Form ID. The undersigned acknowledges that Christopher James, Thomas M. Morrison, Christopher Striano and Katherine O’Neil are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of Blackstone Private Equity Strategies Fund (TE) L.P., unless earlier revoked by the undersigned in writing.

IN WITNESS WHEREOF, I have executed this instrument as of the 30th day of June, 2025.

/s/ Christopher J. James
Christopher J. James	Chairperson

/s/ Viral Patel
Viral Patel	Chief Executive Officer

/s/ Thomas M. Morrison
Thomas M. Morrison	President

/s/ Matthew J. Bucci
Matthew J. Bucci	Chief Operating Officer

/s/ Eric Liaw
Eric Liaw	Chief Investment Officer

/s/ Christopher Striano
Christopher Striano	Chief Financial Officer

/s/ David S. Blitzer
David S. Blitzer	Director

/s/ Joan Solotar
Joan Solotar	Director

/s/ Raymond J. Beier
Raymond J. Beier	Independent Director

/s/ John D. Hershey
John D. Hershey	Independent Director

/s/ Susan Roth Katzke
Susan Roth Katzke	Independent Director

/s/ Grace Vandecruze
Grace Vandecruze	Independent Director